Exhibit 10.1

FIRST AMENDMENT

TO THE

A. H. BELO

2017 INCENTIVE COMPENSATION PLAN

A. H. Belo Corporation, a Delaware corporation (the “Company”), pursuant to its authority to amend the A. H. Belo 2017 Incentive Compensation Plan (the “Plan”) contained in Section 18 of the Plan, hereby adopts this First Amendment to the Plan.

1.    The introductory paragraph to the Plan is hereby amended to read as follows:

A. H. Belo Corporation, a Delaware corporation (“A. H. Belo”), established the A. H. Belo 2017 Incentive Compensation Plan (the “Plan”), effective as of March 2, 2017, the date on which the A. H. Belo Corporation Board of Directors approved this Plan (the “Effective Date”).

Effective as of June 29, 2018, A. H. Belo was reincorporated in the State of Texas pursuant to an Agreement and Plan of Merger between A. H. Belo and A. H. Belo Texas, Inc., a wholly owned subsidiary of A. H. Belo and a Texas corporation, whereby A. H. Belo was merged with and into A. H. Belo Texas, Inc., and the name of A. H. Belo Texas, Inc. was changed to A. H. Belo Corporation, a Texas corporation.

2.    No other provision of the Plan is amended by this First Amendment to the Plan.

Executed at Dallas, Texas and effective June 29, 2018.

A. H. BELO CORPORATION

By:	/s/ Julie Hoagland
Name:	Julie Hoagland
Title:	Chief People Officer